As filed with the Securities and Exchange Commission on June 12, 2007
 Securities Act File No. ________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

PACIFIC SOFTWARE, INC.
(Name of small business issuer in its charter)

NEVADA (State or other Jurisdiction of Incorporation or Organization)	4899 (Primary Standard Industrial Classification Code Number)	41-2190974 (I.R.S. Employer Identification No.)

6517 Gerke Place
Nanaimo BC, Canada V9V 1V8
___________
(Address and telephone number of principal executive offices and principal place of business)

Corporate Advisory Service, Inc.
251 Jeanell Dr., Suite 3
Carson City, NV 89703
775-885-2677
(Name, address and telephone number of agent for service)

Copies to:

Audie J. de Castro, Esq.
de Castro P.C.
309 Laurel Street
San Diego, CA 92101
(619) 702-8690
fax (619) 702-9401

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under he Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum a aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	300,000	$.50	$150.000	$4.61

(1) Estimated solely for purposes of calculating the registration fee based on 300,000 shares of common stock offered at $.50 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

RED HERRING LANGUAGE---Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED June 12, 2007

PROSPECTUS

$75,000 Minimum / $150,000 Maximum

PACIFIC SOFTWARE, INC.

COMMON STOCK

This is our initial public offering. We are offering a minimum of 150,000 shares and a maximum of 300,000 shares of common stock. The public offering price is $0.50 per share. No public market currently exists for our shares and we do not plan to apply to have our shares listed on any national securities exchange or the Nasdaq Stock Market. We do not have any agreements with any market makers. It is likely that any shares purchased from this offering will not be liquid and you may not be able to resell your shares. We only have a limited history of operations.

This investment involves a high degree of risk, including immediate and substantial dilution from the public offering price. You should carefully read and consider the sections entitled RISK FACTORS beginning at page __ It is likely our stock will become subject to the Penny Stock rules which impose significant restrictions on any Broker-Dealers who may deal in our stock and may affect the resale of our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on a “minimum/maximum, best efforts” basis directly through our officer and director without any involvement of underwriters or broker-dealers. No commission or other compensation related to the sale of the shares will be paid to our officer and director. Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares in the public market place.
.
The proceeds of the offering will be placed and held in a special account at Escrow Specialists of Ogden, Utah, until a minimum of $75,000 in proceeds has been received. If we do not receive $75,000 in proceeds within 90 days from the date of this Prospectus, unless extended by Management for up to an additional 30 days(total of 120 days), your investment will be promptly returned to you without interest and without any deductions.. We may terminate this offering prior to the expiration date.

Price to Public Commissions Proceeds to Company
Per Share $0.50 $-0- $0.50(1)

Minimum $75,000 $-0- $75,000(1)
Maximum $150,000 $-0- $150,000(1)
 (1) Does not give effect to the expenses of the Offering of approximately $_______

The date of this Prospectus is June 12, 2007

PROSPECTUS SUMMARY

About our company

We were formed as a Nevada corporation on October 12, 2005 as Pacific Mining, Inc. On November 28, 2006 we changed our name to Pacific Software, Inc. We are in the business of developing and marketing a large file transfer software package which we have named “LargeFilesASAP”. The LargeFilesASAP software is designed to allow a client to send large electronic files over the Internet by logging in on our server and entering a recipient’s e-mail address. We intend to offer our products on the internet using the domain name www.LargeFilesASAP.com. We intend to establish our initial clientele via existing relationships with web site developers and companies providing web hosting services. .Any references to our website or any other website are inactive textual references only and any information on our website is not intended to be a part of this Prospectus.

We have commenced only limited operations. We have not sold any of our products or services as of the date of this prospectus. As of March 31, 2007, we had a cumulative net loss of $13,288 and have not yet established profitable operations. See “Risk Factors” below.

THE OFFERING

Common stock offered:	300,000

Common Stock Outstanding prior to Offering	3,840,000
Common stock to be outstanding after the offering:
Minimum	3,990,000
Maximum	4,140,000

Offering Price Per Share	$.50

Use of proceeds:	Repayment of Indebtedness, Software Development and Working Capital

Proposed Over-The-Counter Bulletin Board Symbol:	______

Risks:
As part of your evaluation, you should take into account not only our business approach and strategy, but also special risks we face in our business. For a detailed discussion of these risks and others, see “Risk Factors” beginning on page 5.

We will need to raise at least the minimum offering amount from this offering to continue operations and implement our business plan for the next twelve months. We believe that with the minimum net offering proceeds, we can repay our outstanding debt, and cover our costs over the next year.

Our principal executive offices are located at 6517 Gerke Place, Nanaimo, BC V9V 1V8, Canada. Our telephone number is (250) 701-1873.

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

An investment in our securities is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus, before deciding to buy our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed and, as a result, the price and value of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry.

Because we are a new business and we have not proven our ability to generate profit, an investment in our company is risky.

We have a short operating history and must be considered in the development stage. We have no history of earnings or profits and there is no assurance that we will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of this limited operating history, it is difficult to accurately forecast our potential revenue. We have accumulated a total loss of $13,288 from October 12, 2005 through March 31, 2007.

Our auditors have expressed substantial doubt as to whether our company can continue as a going concern.

We have generated no revenues since our inception and have incurred substantial losses. We have negative cash flow from operations of approximately $17,000 from our inception in October 2005 through March 31, 2007. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

If we do not raise money through this offering, it is unlikely we can continue operations.

As of March 31, 2007, we had assets of $23,581 and current liabilities of $27,269. We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our business plan. We have not generated any income as of March 31, 2007. If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business. There is no assurance that additional sources of financing will be available at all or at a reasonable cost. These factors raise substantial doubt about our ability to continue as a going concern.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amounts of this offering. It is possible that we may need to purchase additional equipment or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial clientele via existing relationships with web site developers and companies providing web hosting services. Should these relationships not generate the anticipated volume of clientele, any unanticipated marketing would diminish our working capital.

We cannot predict our revenues and we expect that our contracts can be terminated with little or no notice.

Our target market is average consumers as well as small to medium sized businesses that need to transfer large electronic files over the Internet. Our revenues will be derived primarily from use levels that will vary from single use to unlimited use over a given period. Our rates will vary depending on the services to be provided. As a result, our revenues will be difficult to predict from period to period. In addition, we expect that our service agreements will be terminable upon little or no notice which will also make it difficult to predict our revenue.

The pricing structure of our services may preclude our ability to be profitable.

We have reviewed select competitors’ pricing policies and have made what we believe is a reasonable estimate of what our pricing structure will be. If our pricing is non-competitive, we may deter potential clientele. Our management is less experienced in estimating and setting the pricing of our services than many of our competitors. Thus, we may find that while keeping our pricing competitive, our costs may be higher than our competitors, and we therefore may not be able to operate profitably.

We may not be able to compete in the market because we lack experience and have limited funds.

The majority of our competitors have greater financial and other resources than we do. Our competitors may also have a history of successful operations and an established reputation within the industry. Some of our competitors may be prepared to accept less favorable payment terms than us when negotiating or renewing contracts. In addition, the market is characterized by an increasing number of entrants that have introduced or developed services similar to those we intend to offer. We believe that competition will intensify and increase in the future. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes. Our inability to be competitive in obtaining and maintaining clients would have a negative effect on our revenues and results of operations.

If we lose the services of Mr. Marinus Jellema, it is unlikely that our business could continue.

We require the services of our executive officer to run our business. Our business relies exclusively on Mr. Jellema's services because he is currently our sole employee, officer and director. We have no employment agreement with our executive officer. If we lost the services of our executive officer, it is questionable we would be able to find a replacement and it is likely our business would fail.

Our existing principal stockholder exercises control of our Company.

Marinus Jellema, our President and sole director will directly control a majority of our issued and outstanding common stock Accordingly, Mr. Jellema will be able to control the election of directors and all other matters subject to stockholder votes. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company, even if this change in control would benefit stockholders.

Management has limited experience in running this type of service operation and our business may suffer from unforeseen problems.

Although our Management is knowledgeable in many aspects of the business and internet related industry, it has had no specific past experience in running a software business. There may be significant unforeseen obstacles to intended growth strategies that have not been accurately anticipated that could significantly impact our operations and cause us to cease operating.

Internet system failures or viruses could seriously impact our operations and cause customers to seek other solutions.

The need to process and securely transmit all confidential information as well as deliver the software will be critical to our clients. Any computer virus that is spread over the Internet could disable or damage our system or delay our ability to allow our clients to download the purchased product. Additionally, any breach of confidentiality caused by internet failure or hackers could cause credibility problems with our clients. Our success will be dependent upon our ability to deliver quality, uninterrupted software downloads via the Internet to the clients. Any system failure that causes interruption in our operations could impact our ability to maintain customers. Failures in the telecommunications network on which we rely would result in customers’ receiving no or diminished service.

Our business is in a rapidly changing industry and if we do not keep pace with new technology, we may not be able to compete and keep our customers.

If we do not keep pace with changing technologies and client preferences, our intended services may become obsolete or unmarketable. For example, many competitors provide file transfers via Instant Messenger Service as well as web sites or Blogs. We do not currently provide any other ways of transferring large files. Many companies seek to engage file transfer services that include managed solutions and other tools we do not currently offer. Also, if we are unable to keep up with changes in technology, it is likely our services and products would become obsolete which would severely limit our ability to attract and service our clients.

We have no client subscriptions and need to develop a client base in order to generate revenue,

Our target market is consumers and small to medium sized businesses that desire to transfer large files by bypassing e-mail. We do not currently have any paid subscriptions for our services, and there can be no assurance we will be able to develop a significant client base for our products. Our inability to attract and retain clients will seriously jeopardize our business and may cause us to cease operations. As of the date of this prospectus we have provided file transfer services to a number of potential clients at no cost for testing and marketing purposes. Should these relationships not generate the anticipated volume of subscribers, we may not be able to generate a profit.

If the market does not accept our other new products or upgrades to existing products that we launch from time to time, our operating results and financial condition would be materially adversely affected.

From time to time, we plan on launching new products and upgrades to existing products. Our future success with our next generation product offerings will depend on our ability to accurately determine the functionality and features required by our customers, as well as the ability to enhance our products and deliver them in a timely manner. We cannot predict the present and future size of the potential market for our next generation of products, and we may incur substantial costs to enhance and modify our products and services in order to meet the demands of this potential market.

If we experience delays in product development or the introduction of new products or new versions of existing products, our business and sales will be negatively affected.

There can be no assurance that we will not experience delays in connection with our current product development or future development activities. If we are unable to develop and introduce new products, or enhancements to existing products in a timely manner in response to changing market conditions or customer requirements, it will materially and adversely affect our operating results and financial condition. Because we have limited resources, we must effectively manage and properly allocate and prioritize our product development efforts. There can be no assurance that these efforts will be successful or, even if successful, that any resulting products will achieve customer acceptance.

Lower than expected demand for our products and services will impair our business and would materially adversely affect our results of operations and financial condition.

Overall demand for larger file transfer products in general may grow slowly or decrease in upcoming quarters and years because of unfavorable general economic conditions, decreased spending by consumers or companies in need of larger file transfer solutions or otherwise. This may reflect a saturation of the market for large file transfer software solutions. To the extent that there is a slowdown in the overall market for large file transfer software, our business, results of operations and financial condition are likely to be materially adversely affected.

Exchange rate fluctuations between the U.S. Dollar and other currencies in which we do business may result in currency translation losses.

Our offices are located in Canada. We believe that our products will attract international users who will pay for their subscriptions in currencies other than US Dollars. In that case we may need to exchange some of the cash held in other foreign currencies to U.S. Dollars. We do not engage in hedging transactions, and an unfavorable foreign exchange rate at the time of conversion to U.S. Dollars would adversely affect the net fair value of the foreign denominated cash upon conversion.

We have only limited protection of our proprietary rights and technology and any misappropriation of our technology could jeopardize our business.

Our success is heavily dependent upon our proprietary technology. We rely on a combination of the protections provided under applicable copyright, trade secret laws, confidentiality procedures and licensing arrangements, to establish and protect our proprietary rights. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our developers, distributors and marketers. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to reverse engineer or obtain and use information that we regard as proprietary, to use our products or technology without authorization, or to develop similar technology independently. Moreover, the laws of some other countries do not protect our proprietary rights to the same extent as do the laws of the United States. Furthermore, we have no patents and have not sought to register any trademarks and existing copyright laws afford only limited protection. There can be no assurance that we will be able to protect our proprietary software against unauthorized third party copying or use.

Customer claims, whether successful or not, could be expensive and could harm our business.

The sale and support of our products may entail the risk of product liability claims. Our license agreements contain provisions designed to limit exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in such license agreements may not be effective as a result of federal, state or local laws or ordinances or unfavorable judicial decisions. A successful product liability claim brought against us relating to our product or third party software embedded in our products could have a material adverse effect upon our business, operating results and financial condition.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

We are self-underwriting our offering and do not have the typical public market interest of an offering underwritten by a market maker which will probably result in fewer purchasers and potential lack of a future public market to sell your shares.

Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our executive officer. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Because there is no current market and a trading market may never develop for our stock, your investment may be illiquid.

Currently, we are privately owned and there is no public trading market for our stock and there can be no assurance that any market will develop. If a market develops for our stock, it will likely be limited, sporadic and highly volatile. 100% of our outstanding shares are restricted securities under Rule 144, which means that they are subject to restrictions on resale in the public market. Future sale of the restricted stock after these restrictions lapse or are satisfied, could have a depressive effect on the price of the stock in any public market that develops and the liquidity of your investment. Public trading of the common stock is covered by Rule 15c2-6 of the Securities Exchange Act of 1934, which imposes certain sales practice requirements on broker-dealers who sell certain designated securities to persons other than established customers and certain categories of investors. For transactions covered by the rule, the broker-dealer must make a suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to sale. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the stock.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock

Upon completion of the offering, if we sell the minimum we will have 3,990,000 shares outstanding, including 150,000 shares that will be freely tradable and if we sell the maximum we will have 4,140,000 shares outstanding, including 300,000 shares that will be freely tradable. The remaining 3,840,000 shares are restricted shares but may be sold under Rule 144. If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

The book value of your investment will be much lower than the purchase price.

Investors in this offering will suffer a substantial and immediate dilution to the book value of the common stock below the offering price. The book value of our shares at March 31, 2007 was approximately ($0.001) per share. After sales of the minimum 150,000 shares, the book value per share will be approximately $0.01, or a dilution, based on the net book value, to subscribers of approximately $0.49 per share. After sales of the maximum 3000,000 shares, the book value per share will be approximately $0.028, or a dilution to subscribers, based on the net tangible book value, of approximately $0.472 per share.

We may issue more stock without shareholder input or consent which could dilute the book value of your investment.

The board of directors has authority, without action by or vote of the shareholders, to issue all or part of the authorized but unissued shares. In addition, the board of directors has authority, without action by or vote of the shareholders, to fix and determine the rights, preferences, and privileges of the preferred stock, which may be given voting rights superior to that of the common stock in this offering. Any issuance of additional shares of common stock or preferred stock will dilute the ownership percentage of shareholders and may further dilute the book value of our shares. It is likely we will seek additional capital in the future to fund operations. Any future capital will most likely reduce investors in this offerings percentage of ownership.

You cannot withdraw your funds once invested and you will not receive a refund unless we fail to sell the minimum offering amount of $75,000 during the offering period.

Investors do not have the right to withdraw invested funds. Subscription payments will only be released from the escrow account to us, if the minimum number of shares is sold, or for the purpose of refunding subscription payments to the subscribers, if the minimum number of shares is not sold. Therefore, once you have invested, you will not have the use or right to return of such funds during the escrow period, which may last as long as 120 days from the effective date of this Prospectus.

You will not receive dividend payments.

We have not paid and do not plan to pay dividends in the foreseeable future even if our operations are profitable. Earnings, if any, will be used to expand our operations, hire additional staff, pay operating expenses and salaries, rather than to make distributions to shareholders. Future value of an investment will be tied to an increase in Princeton enterprise value and/or market price of our common stock, if trading on an exchange or market.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

DILUTION AND COMPARATIVE DATA

As of March 31 ,2007, we had a net book value, which is the total assets less total liabilities, of ($3,688) or approximately ($0.001) per share. The following table shows the dilution to your investment without taking into account any changes in our net book value after March 31, 2007, except the sale of the minimum and maximum number of shares offered.

	Assuming Minimum Shares Sold	Assuming Maximum Shares Sold
Shares Outstanding	3,990,000	4,140,000
Public offering proceeds at $0.50 per share	$75,000	$150,000
Net offering proceeds after Expenses	$45,000	$120,000
Net book value before offering Per share	($3,688) ($0.001)	($3,688) ($0.001)
Pro forma net book value after offering Per share	$41,312 $0.01	$116,312 $0.028
Increase attributable to purchase of shares by new investors	$0.01	$0.028
Dilution per share to new investors	$0.49	$0.472
Percent dilution	98%	94%

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $30,000 is $45,000 if the minimum number of shares is sold and $120,000 if the maximum number of shares is sold.

The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.

Description    Assuming Sale of  Assuming Sale of
                Maximum Offering  Minimum Offering

Total Proceeds      $75,000    $150,000
Less Estimated Offering Expenses     $30,000    $ 30,000

Net Proceeds Available                                $45,000    $120,000

Use of Net Proceeds
Repayment of amounts due
to related party                              $25,000    $25,000
(Pay to Marinus Jellema)
Settle accounts payable  $ 5,000    $ 5,000
Website Maintenance                 $ 2,000    $ 3,000
Marketing                                      $ 1,000    $ 4,000
Software development                $10,000    $ 10,000
Working capital                            $ 2,000    $ 73,000

TOTAL NET PROCEEDS            $45,000    $120,000

Through March 31, 2007 the President of the Company made a cash advance of $7,600 to the Company. In addition, an amount of $13,771 is owed to the President pursuant to a Technology Purchase Agreement. Both amounts are unsecured, bear interest at 8% per annum and are repayable on demand. At March 31, 2007 interest of $698 has been accrued on this indebtedness. We intend to use proceeds from this offering to repay, our President. The Technology Purchase Agreement included all right, title and interest in and to the LargeFilesASAP domain, all data and information related to LargeFilesASAP, software code and cold fusion code, all contents of the administrative database, potential customer list and all intellectual property rights.

Since August 1, 2006, Marinus Jellema, President of the Company has provided managerial services to the Company. Commencing on October 1, 2006, managerial services of $400 per month ($2,400 as at March 31, 2007) were accrued. We intend to pay the past due amounts owed for managerial services to Mr. Jellema from the proceeds of this offering.

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs. The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

General

We were formed as a Nevada corporation on October 12, 2005 as Pacific Mining, Inc. On November 28, 2006 we changed our name to Pacific Software, Inc. We are in the business of developing and marketing a large file transfer software package named LargeFilesASAP. To date, we have not sold any of our products. Further, we rely on our sole employee, officer and director, Mr. Jellema to conduct our business.

The LargeFilesASAP software allows its users to send large electronic files over the Internet by transmitting data to our server which transmits the data to a recipient’s e-mail address.

Technology rights

On April 1, 2005, Marinus Jellima acquired all of the rights in and to the LargeFilesASAP software package, and all rights, title and interest in and to the LargeFilesASAP domain at www.LargeFilesASAP.com, pursuant to a Technology Purchase Agreement (the “Agreement”). On October 30, 2006, the Agreement was assigned to us by Mr. Jellima for $14,152 (C$15,900) which was the cost to Mr. Jellima. The C$15,900 was paid by way of a promissory note bearing interest at 8% per annum and payable on demand. As of March 31, 2007, the Company owed $13,771 plus accrued interest of $462 to Mr. Jellema.

The technology is comprised of the following components:

1. All right, title, and interest in and to the LargeFilesASAP domain;
2. All present pages and graphics relating to the LargeFilesASAP product;
3. Software code and cold fusion code comprising the SEO Injector tool;
4. All contents of the administrative database for the LargeFilesASAP domain;
5. The present potential customer list including contact names, numbers and addresses;
6. All intellectual property rights, including the rights to existing trademarks or trademarks in process or the rights to file trademark applications in all  jurisdictions,  to  the LargeFilesASAP name.

The potential customer database was compiled by us from a variety of industry sources for internal marketing use only.

Our business

LargeFilesASAP is a “web service” designed to meet the growing needs of broadband connected home and business users. With the increasing bandwidth available to users, the size of electronic files is rapidly growing.

For server space and bandwidth reasons, many internet service providers (“ISP”) limit the size of an attached file on an email message to no more that 5 or 10 megabytes. The ISPs limit the attached file size because all email sent through the ISP’s mail server must be checked for computer viruses and unsolicited electronic messaging (“Spam”) and then sent, via email protocol to another email server. The process is repeated as the email message is transmitted throughout the internet until the message arrives at the recipient’s computer. Due to design issues, a file essentially doubles in size when sent as an email attachment. The enlarged file must then be checked for viruses and Spam which taxes the ISP’s server resources, as every line of code of the attached file must be checked.

Also, with Spam volumes soaring, email server resources are getting overloaded and most ISPs ration the resources available to the users. This results in a standard “No large files” policy. This policy makes it difficult to send large files such as high-resolution photographs or digital video files as e-mail attachments.

For consumers and businesses that work with large files (video, sound, Graphics), there is no faster way to sending a large file than via the Internet. For example, advertising agencies, medical imaging companies and legal document creators routinely send media files in excess of 1GB. The corporate email systems in place in most cases were not designed to handle large files. Some users have turned to custom developed software and infrastructure to handle their file movement needs (which can amount to 500GB/month).. In addition, sending these large files by email exposes the sender of confidential information to the risk of moving on the public Internet, where the files move through possibly hundreds of routers, server and public networks and may be accessed by unauthorized viewers on their way to their destinations.

Our LargeFilesASAP service will allow for the transfer of large files securely over the Internet. To achieve that, LargeFilesASAP bypasses the ordinary email process. It is intended to work as follows:

1. A client will access our LargeFilesASAP.com website, select the file they wish to send, input an email address to the recipient and press send.
2. The file is uploaded to our servers using HTTP (Hypertext Transfer Protocol) rather than SMTP (Simple Mail Transfer Protocol), which allows transfers of large files up to ten times faster than SMPT.
3. Once the file is received by our servers, an email is sent to the intended recipient containing a link, which the recipient can click to download the file. This is also done via the faster, HTTP service.

Our plan is to offer our basic service at no cost to the clients, However, we intend to charge our customers for our upgraded service offerings which include Compression, Encryption, Multiple Recipients, Tracking, and Increased Storage capacity. Compression makes files smaller therefore faster to transmit. Encryption allows the client to encrypt the file with 256Bit AES Encryption (Military Grade) as an executable file (self extracting). This means the recipient would need a password to de-crypt the file. The Multiple Recipients Upgrade will make it possible for clients to send the file to up to 100 recipients. This is useful for Corporate or Organizational users who need to broadcast the same file multiple recipients but only upload one file. Our Tracking feature will show what file was sent and which recipient has opened the message. We believe the Tracking feature is especially beneficial for use by businesses when tracking file pickups.

We expect our revenues will be derived from user upgrades which range from single use to annual subscriptions. As a result, our revenues will be difficult to predict from period to period. We intend to target small and medium sized business as well as consumers and need to cultivate a significant base of subscribers in order to generate a ratable flow of services and revenue. We anticipate that most of our subscribers will first try the free version before deciding to upgrade to the paid service. We do not believe that any single subscriber will be our major revenue stream.

Our reputation and positive feedback will be dependent on our ability to meet subscribers’ expectations and delivering quality service and customer support. It is critical that our quality of service will meet client expectations in order for us to then retain existing users and to obtain new subscribers. We intend to demonstrate to subscribers that we have a quality product and are flexible to their needs because of our variety of subscription options.

We have researched the existing market for our services and have made a reasonable estimate with respect to the pricing structure required to attract business. However, there can be no assurance that we can operate our business profitably.

When our capital resources permit, we intend to hire information technology (IT) personnel in order to maintain and upgrade our software package, or to contract with such individuals on a consulting basis for software services. However, any unforeseen problems with the software, equipment, or IT could severely decrease our ability to serve and maintain clients.

Generating revenue

Our projected pricing and packages available are as follows:

Feature	Free	Level 1	Level 2
Monthly price	Free	From $10	From $25
Terms	Flexible	Flexible	Flexible
Users	1	Unlimited	Unlimited
Storage	Unlimited	Unlimited	Unlimited
Bandwidth	500MB	2GB	5GB
File expiration	7 days	30 to 180 days	45 to 240 days

Our clients will be able to maximize their CPA (Cost Per Action) on the LargeFilesASAP file transfer tool by contacting us for larger plans and dedicated servers. Also, our clients will be offered the option to subscribe for a defined time frame of subscription.

We intend to establish our initial clientele via relationships with web page designers, web hosting companies, and other professionals. We also intend to offer privately branded sites for corporate use. We believe, we can derive additional revenue by creating private corporate versions of our software with a set amount of bandwidth and no file size restrictions or recipient restrictions.

We also intend to offer an incentive program, the “Large Files ASAP Affiliate Program.” If a webmaster refers a client to our services and that client then purchases our services, we will pay the referring webmast 50% of all revenue from that specific sale. This is a one-time payment for that one initial purchase and any renewals would not be included in this incentive program.

Marketing strategy

Our sales and marketing efforts will be focused on strengthening our name and building our reputation as a secure, reliable and cost-efficient provider of large file transfer solutions. We intend to establish our initial users via existing relationships that we have and will develop with page designers, web hosting companies, and other companies that have a need of large file transfers.

We will submit a link to our free basic service to web sites offering free downloads. To improve our chances of attracting repeat subscribers we are planning on adding new features and updating our current software. We intend to notify all then existing subscribers of any new products or updates.

We work with a hosting services group, where our web site www.LargeFilesASAP.com is managed and hosted.

We believe that our clients will find the values and benefits of our services to be superior to their other options. We plan to provide our customers with personal attention and increased subscription plan flexibility.

Competition

While the market for large file transfer is relatively new, it is already highly competitive. There have been an increasing number of businesses that have commenced services similar to ours. We expect that this will continue to be the trend in this service niche. In some cases we will be competing with the in-house technical staff of our prospective subscribers or our referral sources. Some of our competitors include Heavymail (www.heavymail.com), Memba.com, FilesDirect www.filesdirect.com), as well as others.

Most of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do. There are relatively low barriers to entry into our business. We have no patented or other proprietary technology that would preclude or inhibit competitors from designing software with similar features as LargeFilesASAP software package. We expect that we will continue to face additional competition from new entrants into the market in the future.

Our business is in an evolving industry and we may not be able to keep up with technology. If we do not keep pace with changing technologies and user preferences, our current services may become obsolete or unmarketable. For example, many competitors provide file transfers via Instant Messengers as well as web sites or Blogs. We do not currently provide any other ways of transferring large files. Many companies seek to engage file transfer services that include managed solutions and other tools we do not currently offer. Also, if we are unable to keep up with changes in technology, it is likely our services and products would become obsolete which would severely limit our ability to attract and service our clients.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations. Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance. If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us. This could have a material adverse effect on our operations.

Several proposals have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. In December 2004, the U.S. federal government enacted legislation extending the moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet through November 2007. This moratorium does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. In conjunction with the Streamlined Sales Tax Project, the U.S. Congress continues to consider overriding the Supreme Court’s Quill decision, which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents. An overturning of the Quill decision would harm our users and our business.

Employees

At the present time our Pesident, Marinus Jellema, is our only employee as well as our sole officer and director and a major shareholder. Mr. Jellema will devote such time as required to actively market and further develop our services and software products. At present, we expect Mr. Jellema will devote at least 30 hours per week to our business. We expect to contract the services of a web hosting company and use their central server for our web site needs. We do not anticipate hiring any additional employees until such time as additional staff is required to support our operations.

Facilities and Property

We currently maintain a 500 square foot office space provided by Marinus Jellema, our officer and director, at no cost to us. We do not have any written agreement regarding our office space. Our address is 6517 Gerke Place, Nanaimo BC, Canada V9V 1V8,  Our telephone number is (250) 701-1873 We anticipate this situation will be maintained for at least the next twelve months. The facility meets our current needs, however should we expand in the future, we may have to relocate. If we have to relocate, we will seek office space at or below then prevailing rates.

Legal proceedings

Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against PSI have been threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Period from October 12, 2005 (inception) to March 31, 2007

We did not generate any revenue from October 12, 2005 (inception) to March 31, 2007. From inception to September 30, 2006 our expenses were $8,074. For the six months ended March 31, 2007, our expenses were $1,448. Expenses consisted of professional fees, administrative and management fees, as well as travel and promotion. The professional fees were, to a large extent, to our auditors and legal counsel for preparation of this registration statement. As a result, we have reported a net loss of $8,074 and $5,608 respectively, for the periods ended September 30, 2006, and six months ended March 31,2007

Liquidity and Capital Resources

At March 31, 2007 we had total assets of $23,581. Current assets consisted of $446 in cash, $8,983 in prepaid expenses and technology rights valued at $14,152. Total current liabilities at March 31, 2007 consisted of $24,863 in amounts payable to related parties and other accounts payable of $2,800.

We do not anticipate any capital expenditures in the next twelve months. We anticipate using the funds from this offering to pay off our debts, develop promotional literature, update our website and software and continue operations for the next twelve months.

MANAGEMENT

Our business will be managed by our officer and director.

Name	Age	Position	Since
Marinus Jellema	57	President, Secretary, Treasurer and Director	October 12, 2005
The following is a brief biography of our officer and director.

Marinus Jellema, President, Secretary, Treasurer and Director.

From 2002 to the present, .Mr. Jellema has been Manager of Utilities for Catalyst Papers Inc. a large integrated pulp and paper mill located in Crofton, British Columbia, Canada, where he is responsible for an annual operating budget of just under 100 million Canadian dollars. Prior to August 2002 he was Manager of Utilities at the Powell River division of Catalyst Papers Inc. also in British Columbia. He currently serves as a member of the board of directors of Gravity West Mining, a company which has shares listed for trading on the on the TSX Venture Exchange. Gravity West Mining is a mining exploration company. Mr. Jellema is a graduate of the University of British Columbia with a Diploma in Urban Land Economics. He will devote approximately ten hours per week to the business of the Company.

COMPENSATION

There are no formal written employment arrangements in place. We have agreed to pay Mr. Jellema $400 per month for his management services with payment to be made as the services are performed. . In addition, we have agreed to reimburse Mr. Jellema for expenses incurred on our behalf. We do not have any agreements or understandings that would change the terms of compensation during the course of the next 12 months. We do not anticipate compensating any directors.

The table below shows what we have paid to Mr. Jellema since our inception of October 12, 2005 through March 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Marinus Jellema, President, Secretary, Treasurer, Chief Financial Officer, Director	10/12-05 (inception) to 9-30-06 Six months Ended 3/31/07	$-- (1) -0- $2,400	-0- -0- -0-	-0- $800 $2,400	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As at March 31, 2007, the Company is indebted to Marinus Jellema, President of the Company, in the amount of $22,069, which is the amount due on the promissory note issued by us to Mr. Jellema as consideration for the assignment to us of the Technology Purchase Agreement as well as cash advances to pay ongoing expenses. This amount is unsecured, bears interest at 8% per annum and is repayable on demand. At March 31, 2007, interest of $698 has been accrued on this amount. In addition, $2,400 is owing for unpaid management fees.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 150,000 shares should we sell the minimum amount and 300,000 should we sell maximum number of shares.

The table includes:
• each person known to us to be the beneficial owner of more than five percent of the outstanding shares
• each director of PSI
• each named executive officer of PSI

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum
Marinus Jellema (1) 2189 West 2nd Ave. Suite 11 Vancouver, BC V6K1H7	3,200,000	83.33%	80.20%	77.29%
George McNeill 3778 Westrige Ave. West Vancouver, BC V7V 3H5	320,000	8.33%	8.20%	7.73%
John McLaughlin	320,000	8.33%	8.20%	7.73%
12480 204th St Maple Ridge BC V2X 0T7
All directors and executive officers as a group (1 person)
3,200,000	83.33%	80.20%	77.29%

(1)	Officer and director.

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $.001 per share. As of the date of this prospectus, there are 3,840,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent

Action Stock Transfer Corp of Salt Lake City, Utah is our transfer agent.

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 3,840,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 150,000 shares will be freely tradable if the minimum is sold and 300,000 shares will be freely tradeable if the maximum number of shares is sold. The remaining 3,840,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of “restricted securities” for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an “affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered re-sales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company (“Applicable Requirements”). Re-sales by the company’s affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have three shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. Currently, we do not plan to have our shares listed nor do we have any agreements with any market makers. At some time in the future, a market maker may make application for listing our shares.

Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our sole officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

PLAN OF DISTRIBUTION

We are offering a minimum of 150,000 shares and a maximum of 300,000 shares on a best efforts basis directly to the public through our officer and director. This offering will expire 90 days after the date of this offering and can be extended by the management for an additional 30 days. If we do not receive the minimum proceeds within 90 days (120 days if the offering is extended) from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased by check payable to the order of “Escrow Specialists Escrow Account for Subscribers to the Common Stock of Pacific Software, Inc.”

Until the minimum 150,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at, Escrow Specialists, P. O. Box 3287, Ogden, UT 84405. In the event that 150,000 shares are not sold during the 90 days (120 days if the offering is extended) selling period commencing on the date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our sole officer and director who:

(i)	will not receive any commission in connection with the sale of any securities registered in this offering;
(ii)	is not and has not been associated persons of a broker dealer within the preceding 12 months;
(iii)	does not participate in selling an offering of securities for any issuer more than once every 12 months;
(iv)	has not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and
(v)	intends to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our sole officer and director, Mr. Marinus Jellema, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Mr. Marinus Jellema meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to Section 15.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon by de Castro P,C. of San Diego, California.

EXPERTS

Our financial statements as of September 30, 2006 and March 31, 2007, appearing in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton LaBonte LLP as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Dale Matheson Carr-Hilton LaBonte LLP as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Pacific Software, INC. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission’s Internet website, http://www.sec.gov.

Once this registration statement becomes effective, we will be required to file annual and quarterly reports as well as other reports with the Securities and Exchange Commission. At such time that we are required to file such reports, they may be read and inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the reports may be obtained from the Commission upon payment of a prescribed fee. This information will also be available from the Commission’s Internet website, http://www.sec.gov.

PACIFIC SOFTWARE INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 2007

September 30, 2006

(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS’ EQUITY

NOTES TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Pacific Software Inc.

We have audited the accompanying balance sheets of Pacific Software Inc. (a development stage company) as of March 31, 2007 and September 30, 2006 and the statements of operations, stockholders’ equity and cash flows for the six months ended March 31, 2007, the period from October 12, 2005 (inception) to September 30, 2006 and the period from October 12, 2005 (inception) to March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2007 and September 30, 2006 and the results of its operations and its cash flows for the six months ended March 31, 2007, the period from October 12, 2005 (inception) to September 30, 2006 and the period from October 12, 2005 (inception) to March 31, 2007 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
May 3, 2007

PACIFIC SOFTWARE INC.
(A Development Stage Company)
BALANCE SHEETS

	March 31,	September 30,
	2007	2006
ASSETS
Current
Cash	$ 446	$ 8,226
Prepaid expenses	8,983	-

	9,429	8,226
Technology rights - Note 3	14,152	-

	$23,581	$8,226

LIABILITIES
Current
Accounts payable and accrued liabilities	$2,800	$6,700
Due to related party - Notes 3 and 5	24,469	-

	27,269	6,700

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Capital stock - Note 4
Authorized:
100,000,000 common shares authorized, $0.001 par value
10,000,000 preferred shares, $0.001 par value
Issued and outstanding
3,840,000 common shares (September 30, 2006 - 3,840,000)	3,840	3,840
Additional paid-in capital	5,760	5,760

Deficit accumulated during the development stage	(13,288)	(8,074)

	(3,688)	1,526

	$23,581	$8,226

Nature and Continuance of Operations - Note 1

The accompanying notes are an integral part of these financial statements

PACIFIC SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Six months	October 12, 2005	October 12, 2005
	Ended	(inception)	(inception)
	March 31,	to September 30,	to March 31,
	2007	2006	2007
Expenses
Accounting and audit fees	$1,448	$6,700	$8,148
Office and general	1,366	574	1,940
Management fees	2,400	800	3,200

Net loss	$ (5,214)	$ (8,074)	$ (13,288)

Basic and diluted loss per share	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding - basic and diluted	3,840,000	485,071

The accompanying notes are an integral part of these financial statements

PACIFIC SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Six months	October 12, 2005	October 12, 2005
	Ended	(inception)	(inception)
	March 31,	to September 30,	to March 31,
	2007	2006	2007
Operating Activities
Net loss	$ (5,214)	$ (8,074)	$ (13,288)
Adjustments to reconcile net loss to net cash used in operating activities
Accrued interest payable	698	-	698
Management fees accrued	2,400	-	2,400
Foreign exchange	(381)	-	(381)

Change in non-cash working capital items
Prepaid expenses	(8,983)	-	(8,983)
Accounts payable and accrued liabilities	(3,900)	6,700	2,800

	(15,380)	(1,374)	(16,754)

Financing Activities
Proceeds from issuance of common stock	-	9,600	9,600
Increase in due to related party	7,600	-	7,600

	7,600	9,600	17,200

Increase (decrease) in cash	(7,780)	8,226	446

Cash, beginning	8,226	-	-

Cash, ending	$446	$8,226	$446

Other non-cash transaction:
During the period ended March 31, 2007, the Company acquired technology rights valued at $14,152 by issuance of a promissory note. Refer to Notes 3 and 5.

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$-	$-	$-

Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

PACIFIC SOFTWARE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
for the period October 12, 2005 (Inception) to March 31, 2007

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, October 12, 2005 (Inception)	-	$-	$-	$-	$-
Issued for cash:
Common stock August, 2006 - at $0.001	3,200,000	3,200	-	-	3,200
August, 2006 - at $0.01	640,000	640	5,760	-	6,400
Net loss	-	-	-	(8,074)	(8,074)

Balance, September 30, 2006	3,840,000	3,840	5,760	(8,074)	1,526

Net loss	-	-	-	(5,608)	(5,608)

Balance, March 31, 2007	3,840,000	$3,840	$5,760	$ (13,682)	$ (4,082)

The accompanying notes are an integral part of these financial statements

PACIFIC SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007 and September 30, 2006

Note 1 Nature and Continuance of Operations

The Company was incorporated in the State of Nevada, United States of America on October 12, 2005 and its fiscal year end is September 30. The Company is in the development stage and has acquired the rights to a software package named LargeFilesASAP software and the LargeFilesASAP.com domain name. The Company has filed a registration statement with the Securities and Exchange Commission and is planning to list its shares for trading on the OTC Bulletin Board.

Going Concern

These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $17,840 at March 31, 2007, and has accumulated a deficit of $13,682 since inception and further losses are anticipated in developing the Company’s business plans. The ability to continue as a going concern is dependent upon raising the necessary capital to develop its business, to meet its obligations and repay its liabilities arising from normal business operations when they come due and ultimately upon generating profitable operations. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2 Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Pacific Software Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007 and September 30 2006

Note 2 Summary of Significant Accounting Policies - (cont’d)

Technology rights
In accordance with ” Statement of Position (SOP) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Statement of Financial Accounting Standards (“SFAS”) No. 86, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until commercial operations have commenced. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Software development costs capitalized include direct labour and purchased software expenses incurred after technological feasibility has been established. Amortization of capitalized application software development costs begins upon the commencement of commercial operations. Capitalized costs will be amortized over the estimated product life of three to five years, using the greater of the straight-line method or the ratio of current product revenues to total projected future revenues. At the balance sheet date, management evaluates the net realizable value of the capitalized costs and adjusts the current period amortization for any impairment of the capitalized asset value. In October 2006, the Company capitalized direct costs incurred in the acquisition of its proprietary application software totalling $14,152 (CAD $15,900). The net book value of capitalized application software is reviewed annually for impairment. During the period ended March 31, 2007 the Company determined that no impairment in the carrying value of capitalized technology rights had occurred.

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation
The Company’s functional currency and reporting currency is the U.S. dollar. In accordance with SFAS No. 2, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated to their U.S. dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities diluted loss per share is equal to basic loss per share.

Pacific Software Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007 and September 30 2006

Note 2 Summary of Significant Accounting Policies - (cont’d)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management has adopted this standard since inception.

In March 2005, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 107,“Share-Based Payment,” to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments
The carrying value of the Company’s financial instruments consisting of cash, accounts payable and accrued liabilities and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Pacific Software Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007 and September 30 2006

Note 2 Summary of Significant Accounting Policies - (cont’d)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This adoption of this standard did not have a significant effect on the Company’s reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this standard did not have a significant effect on the Company’s reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

Pacific Software Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007 and September 30 2006

Note 2  Summary of Significant Accounting Policies - (cont’d)

Recent Accounting Pronouncements - (cont’d)

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Note 3  Technology rights

Pursuant to an Assignment Agreement dated October 30, 2006 (the “Agreement”), the Company acquired from the president of the Company a 100% undivided right in and to a LargeFilesASAP software package, all rights, title and interest in and to the LargeFilesASAP.com domain, and all intellectual property rights related to LargeFilesASAP products and trademarks for $14,152 (CAD$15,900). The $14,152 was paid by way of a promissory note bearing interest at 8% per annum and payable on demand. As at March 31, 2007, the Company owed $14,152 plus accrued interest of $711 to the President of the Company.

The LargeFilesASAP software allows the transfer of large electronic files over the Internet by login on the Company’s server and entering a recipient’s e-mail address.

The Company intends to raise funds in order to continue to develop and market the software.

Note 4 Capital Stock

The total number of shares authorized to be issued by the Company is 100,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

During the period from October 12, 2005 (inception) to September 30, 2006, the Company issued 3,840,000 shares of common stock for total proceeds of $9,600.

To March 31, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

Pacific Software Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007 and September 30 2006

Note 5	Related Party Transactions

a)
As at March 31, 2007, the Company owes $13,771 (CAD$15,900) (September 30, 2006 - $Nil), to the President of the Company pursuant to the Agreement (Note 3). In addition, the President of the Company made cash advances of $7,600 (September 30, 2006 - $Nil). These amounts are unsecured, bear interest at 8% per annum and are repayable on demand. At March 31, 2007, interest of $698 has been accrued on these amounts.

b)
By agreement dated September 30, 2006 the President of the Company provides management services to the Company at $400 per month. During the six months ended March 31, 2007, management services of $2,400 (September 30, 2006 - $800) were charged to operations. At March 31, 2007 $2,400 is owing to the President (September 30, 2006 - $Nil).

Note 6 Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

	March 31, 2007 $	September 30, 2006 $

Net Operating Loss	5,214	8,074
Statutory Tax Rate	34%	34%
Effective Tax Rate	-	-
Expected income tax recovery	1,773	2,745
Unrecognized current benefit of operating losses	(1,773)	(2,745)

Total income taxes	-	-

Deferred Tax Asset	4,518	2,745
Valuation Allowance	(4,518)	(2,745)

Net Deferred Tax Asset	-	-

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $13,000 at March 31, 2007, which may be available to reduce future year’s taxable income. These carryforwards will expire, if not utilized, commencing in 2026.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VI of our Bylaws states that to the extent and in the manner  permitted  by the  laws of the State of Nevada, and specifically   as  is  permitted  under  the  Nevada Revised Statutes pertaining to Corporations, the  corporation  shall indemnify  any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against expenses,  including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Expense or Fee	Amount to Be Paid
SEC Registration Fee		$4.61
Printing and Edgarizing Expenses		$5,00.00
Legal Fees and Expenses		$15,000.00
Accounting Fees and Expenses		$13,000.00
Trustee & Transfer Agent	$	,500.00
Miscellaneous		$995.00
TOTAL		$30,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information regarding all sales of our unregistered securities during the past three years. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us or otherwise, to information about us. Unless otherwise indicated, the issuances of the securities described below were affected without the involvement of underwriters.

On August 18, 2006, 3,200,000 founder’s shares were issued to Marinus Jellema at a price of $0.001 per share. The sale of the shares was an exempt transaction pursuant to Section 4(1) of the Securities Act of 1933.

ITEM 27.  EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean IMMS, Inc., a Nevada corporation.

Exhibit #	Description
3(i).1	Articles of Incorporation of Pacific Software, Inc., as amended
3(ii).1	Corporate Bylaws for Pacific Software, Inc.
4	Escrow Agreement
5.1	Legal opinion and consent of de Castro P.C.
10.1	Technology Purchase Agreement,
10.2	Assignment of Technology Purchase Agreement
10.3	Demand Promissory Note dated October 30, 2006
10.4	Subscription Agreement
23.1	Consent of de Castro P.C. (included with Exhibit 5.1)
23.2	Consent of Pacific Software, Inc.’s Auditors

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

(c) include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California, on June 12, 2007.

Pacific Software, Inc.

Date: June 12, 2007	By:	/s/ Marinus Jellima
Marinus Jellima Chairman, CEO, Principal Executive Officer, Principal Accounting Officer and Director

EXHIBIT INDEX

Exhibit #	Description
3(i).1	Articles of Incorporation of Pacific Software Inc., as amended
3(ii).1	Corporate Bylaws for Pacific Software, Inc.
4	Escrow Agreement*
5.1	Legal opinion and consent of de Castro P.C.
10.1	Technology Purchase Agreement,
10.2	Assignment of Technology Purchase Agreement
10.3	Subcription Agreement
10.3	Demand Promissory Note dated October 30, 2006
23.1	Consent of de Castro P.C. (included with Exhibit 5.1)
23.2	Consent of Pacific Software Inc.’s Auditors
* To be filed by Amendment

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Until ---, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
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TABLE OF CONTENTS
--------------------------------
Prospectus Summary                                                          2
Risk Factors                                                                         3
Forward-Looking Statements                                           7
Dilution and Comparative Data                                        7
Use of Proceeds                                                                  8
Determination of Offering Price                                        9
Description of Business                                                   14
Management’s Discussion and Analysis                     15
Management                                                                      15
Compensation                                                                    15
Certain Relationships and Related Transactions         16
Principal Stockholders                                                     16
Description of the Securities                                           17
Shares Available for Future Sale                                    17
Market for Common Stock                                              18
Plan of Distribution                                                          19
Legal Matters                                                                    20
Experts                                                                                20
Additional Information                                                    20
Index to Financial Statements                                         21

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
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$75,000 Minimum

$150,000 Maximum

PACIFIC SOFTWARE, INC.

150,000 Shares Minimum
300,000 Shares Maximum
Common Stock
$.001 Par Value

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PROSPECTUS
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